                                                                       EXHIBIT 1

                               UBS CAPITAL II LLC

                  The names and titles of the members of the board of managers and executive officers of UBS Capital II LLC and their business addresses and principal occupations are set forth below. The business addresses of the each of the following are at UBS Capital II LLC, 299 Park Avenue, New York, New York 10171.


Justin S. Maccarone                     President

George Duarte                           Partner

Michael Greene                          Partner and Member of Board of Managers

Charles Delaney                         Partner

Robert C. Dinerstein                    VP, Secretary and Member of Board of
                                        Managers

James Breckenridge                      Principal

Marc Unger                              Principal, Chief Financial Officer and
                                        Member of Board of Managers

Hyunja Laskin                           Principal

Charles W. Moore                        Principal

Sandra Costin                           Assistant Secretary

Patricia Long                           Assistant Secretary

                            UBS CAPITAL HOLDINGS, LLC

                  The names and titles of the members of the board of managers and executive officers of UBS Capital II LLC and their business addresses and principal occupations are set forth below. The business addresses of the each of the following are at UBS Capital Holdings LLC, 299 Park Avenue, New York, New York 10171.


Michael Greene                        President and Member of Board of Managers

Robert C. Dinerstein                  Managing Director, Secretary and Member of
                                      Board of Managers

Marc Unger                            Chief Financial Officer, Treasurer and
                                      Member of Board of Managers

Sandra Costin                         Assistant Secretary

Patricia Long                         Assistant Secretary

                                     UBS AG

                  The names and titles of the members of the Group Executive Board, directors and executive officers of UBS AG and their business addresses and principal occupations are set forth below.

DIRECTORS


Name of Director             Nationality       Address
----------------             -----------       -------
Alberto Togni                Swiss             UBS AG
                                               Aeschenplatz 6
                                               4002 Basle

Alex Krauer                  Swiss             Novaris AG
                                               Schwarzwaldallee 215
                                               P.O. Box
                                               4002 Basle

Markus Kundig                Swiss             P.O. Box 4463
                                               6304 Zug

Peter Bockli                 Swiss             Bockli Thomann & Parmer
                                               St. Jakobs-Strasse 41
                                               P.O. Box 2342
                                               4002 Basle

Rolf Arthur Meyer            Swiss             Ciba Spezialitatenchemise AG
                                               P.O. Box
                                               4002 Basle

Hans Peter Ming              Swiss             Sika Finanz AG
                                               Zugerstrasse 50
                                               6341 Baar

Andreas Peter Reinhart       Swiss             Gebruder Volkart Holding AG
                                               P.O. Box 343
                                               8401 Winterthur

Georges P. Schorderet        Swiss             SAir Group
                                               8058 Zurich-Airport

Name of Director             Nationality       Address
----------------             -----------       -------
Manfred Zobl                 Swiss             Swiss Life/Rentenanstalz
                                               P.O. Box 8022
                                               Zurich

         That the names, nationalities and addresses of other responsible persons of the Company are as follows:


Position in the Company/Name                Nationality       Address
----------------------------                -----------       -------
Interim Chairman of the Board:

Alex Krauer                                 Swiss             Novartis AG
                                                              Schwarzwaldallee 215
                                                              P.O. Box 4002 Basle
Vice Chairmen:

Alberto Togni                               Swiss             UBS AG
                                                              Aeschenplatz 6
                                                              4002 Basle

Markus Kundig                               Swiss             P.O. Box 4463
                                                              6304 Zug


Chief Executive Officer:

Marcel Ospel                                Swiss             UBS AG
                                                              Aeschenplatz 6
                                                              4002 Basle

Members of the Group Executive Board:

Position in the Company/Name                Nationality       Address
----------------------------                -----------       -------
Johannes De Gier                            Dutch             Warburg Dillon Reed
                                                              1, Finsbury Avenue
                                                              London EC2M 2PP

Stephan Haeringer                           Swiss             UBS AG
                                                              Bahnhofstrasse 45
                                                              8021 Zurich

Gary Brinson                                American          Brinson
                                                              209 South La Salle Street
                                                              Chicago, IL 60604-1295

Rodolfo Bogni                               Italian           UBS AG
                                                              Aeschenplatz 6
                                                              4002 Basle

David Solo                                  American          UBS AG
                                                              Bahnhofstrasse 45
                                                              8021 Zurich

Pierre de Weck                              Swiss             UBS AG
                                                              Bahnhofstrasse 45
                                                              8021 Zurich

Peter Wuffli                                Swiss             UBS AG
                                                              Aeschenplatz 6
                                                              4002 Basle

Corporate Secretary:

Gertrud Erismann                            Swiss             UBS AG
                                                              Bahnhofstrasse 45
                                                              8021 Zurich

Treasurer:

Peter Wuffli                                Swiss             UBS AG
                                                              Aeschenplatz 6
                                                              4002 Basle